Exhibit 10.3

FIRST AMENDMENT TO

EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT

This First Amendment to Executive Severance and Change in Control Agreement (this "Amendment"), dated as of January ___, 2017, is made by and between USA Truck, Inc., a Delaware corporation, and James Reed, President and Chief Executive Officer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement (as hereinafter defined).

WHEREAS, the Company and the Executive are parties to that certain Executive Severance and Change in Control Agreement, dated as of October 24, 2016 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Agreement"); and

WHEREAS, the Company and the Executive desire certain amendments to the Agreement and, subject to the terms and conditions hereof, the parties have agreed to effect such amendments through this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company and the Executive hereby agree as follows:

1.             Amendments. The Agreement is hereby amended as follows:

a.     The preamble to the Agreement is hereby amended by inserting the word "and" after the first recital contained therein and deleting the second and third recitals in their entirety.

b.     The definition of "Cause" in Section 1(B) of the Agreement is hereby amended and restated in its entirety to read as follows:

"Cause" for termination by the Company of the Executive's employment shall mean (i) failure by the Executive to perform the essential functions of the Executive’s position with the Company, other than any failure resulting from the Executive's incapacity due to physical or mental disability; (ii) failure to comply with any lawful directive by the Board; (iii) a material violation by the Executive of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company; (iv) a breach of any fiduciary duty to Company; (v) misconduct in the course and scope of employment by the Executive that is injurious to the Company, from a monetary or reputational standpoint; (vi) any attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any of its subsidiaries and in which the Company or any of its subsidiaries has an interest or any other act of fraud or embezzlement against the Company, any of its subsidiaries or any of its customers or suppliers; (vii) a breach by the Executive of any of the covenants contained in Sections 14, 15, and 16 of this Agreement; (viii) the repeated use of alcohol by the Executive that interferes with the Executive's duties, the use of illegal drugs by the Executive, or a violation by the Executive of the drug and/or alcohol policies of the Company; (ix) violation of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude. With respect to subsections (i), (ii) and (iii) above, the Executive shall be notified in writing (including via email) of any alleged failure, breach or violation, such notice shall specify in reasonable detail the facts and circumstances claimed to constitute Cause under subsections (i), (ii) or (iii) as applicable and the Executive shall be given at least fifteen (15) calendar days to remedy or cure any failure, breach or violation. For purposes of this definition following a Change in Control, the Board’s determination of “Cause” must be made in good faith.

c.     Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement shall be effective as of the date set forth in the first paragraph of this Agreement and shall continue in effect until the Date of Termination or the death of the Executive; provided, that all covenants (including, without limitation, the covenants of the Executive contained in Sections 14, 15, and 16 of this Agreement and the covenants of the Company following a Payment Trigger) shall survive in accordance with their terms.”

d.     Sections 4(B)(i)(a) through (c) of the Agreement are hereby amended and restated in their entirety to read as follows:

(a)     the Company shall pay the Executive monthly payments, in cash, equal to one-twelfth (1/12) of the Executive's Annual Base Salary in effect immediately prior to the Date of Termination, on or as near as practicable to the same date in each month as monthly installments (each of which shall be considered a separate "payment" for purposes of Code Section 409A, as defined in Section 23) of the Annual Base Salary were made to the Executive prior to the Date of Termination, for a period of twelve (12) months following the Date of Termination or such lesser number of months Executive is employed by the Company (pro-rated for partial months);

(b)     the Company shall pay to the Executive a lump sum amount, in cash, if and to the extent earned, under any short term cash incentive compensation plan for the fiscal year in which the Date of Termination occurs, which plan has been adopted by the Executive Compensation Committee of the Board prior to the Date of Termination, pro-rated for the number of days Executive was employed by the Company in the applicable fiscal year through the Date of Termination, and payable at the time and on the same basis as paid to recipients still employed by the Company; and

(c)     the Company shall pay the Executive any other amounts (other than any payment of short term cash incentive compensation described in Section 4(B)(i)(b) above or Section 4(C) below) that may be due to the Executive under any employee welfare, benefit, vacation, equity, or long term incentive plan then in effect to the extent the Executive is an eligible participant, subject to and upon the terms and conditions set forth in any such plan.

e.     Sections 4(B)(ii)(a) through (c) of the Agreement are hereby amended and restated in their entirety to read as follows:

(a)     the Company shall pay the Executive a lump sum payment, in cash, equal to the sum of one hundred fifty percent (150%) of the Executive's Annual Base Salary in effect immediately prior to the Date of Termination, provided that if the Change in Control does not constitute a change in control event as defined in Code Section 409A, then the portion of the lump sum payment, if any, that is considered deferred compensation subject to Code Section 409A shall be paid in installments as described in Section 4(B)(i)(a);

(b)     to the extent that the Executive has established full-time residency in the Ft. Smith/Van Buren, Arkansas area, the Company shall pay to the Executive a lump sum payment, in cash, equal to amount set forth on the signature page to this Agreement and identified as relocation services benefit, to defray the Executive's costs of relocation services;

(c)     the Company shall pay to the Executive a lump sum amount, in cash, equal to one hundred fifty percent (150%) of the target amount of any short term incentive cash compensation plan for the fiscal year in which the Date of Termination occurs, which plan has been adopted by the Executive Compensation Committee of the Board prior to the Date of Termination, that would have been paid to the Executive for the fiscal year in which the Date of Termination occurs, assuming all performance and other vesting criteria were satisfied for such year; provided, that if no short term cash incentive cash compensation plan has been adopted for the fiscal year in which the Date of Termination occurs, such target amount will be equal to the Executive’s target amount under the short term incentive cash compensation plan adopted by the Executive Compensation Committee of the Board for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs;

f.     Section 4(B)(ii)(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

(e)     the Company shall pay the Executive any other amounts (other than any payment of short term cash incentive compensation described in Section 4(B)(ii)(c) or Section 4(C)) that may be due the Executive under any employee welfare, benefit, vacation, equity, or long term incentive plan then in effect to the extent the Executive is an eligible participant, subject to and upon the terms and conditions set forth in any such plan.

g.     Sections 4(C) and (D) of the Agreement are hereby amended and restated in their entirety to read as follows:

(C)     Notwithstanding any provision of any incentive compensation plan adopted by the Executive Compensation Committee of the Board prior to the Date of Termination, and in addition to any payments under Paragraph (B) hereof, the Company shall pay to the Executive a lump sum amount, in cash, equal to the amount of any cash incentive compensation that has been awarded to and earned by the Executive under any cash incentive compensation plan adopted by the Executive Compensation Committee of the Board for a completed fiscal year preceding the occurrence of the Date of Termination but that has not yet been paid to the Executive.

(D)     The payments provided for in subparagraph (ii)(a) of Paragraph (B) and, if applicable and due upon the occurrence of a Payment Trigger during the term of this Agreement by reason of the circumstances described in subparagraph (ii) of Paragraph (L) of Section 1, Paragraph (C) of this Section 4 shall be made within a reasonable time following the expiration of the applicable waiting periods following execution and delivery of the General Release (as hereinafter defined).

h.     Section 4(E) of the Agreement is hereby amended by deleting the third sentence contained therein in its entirety and replacing it with the following:

"Notwithstanding anything to the contrary contained herein, no severance benefits or other payments required under this Agreement shall be paid until the General Release is signed and the revocation period has expired, and any amounts that would otherwise have been paid prior to such date shall be paid within a reasonable time after such date, without interest."

i.     Section 5(A) of the Agreement is hereby amended and restated in its entirety to read as follows:

(A)     During the term of this Agreement, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by a Notice of Termination from one party hereto to the other party hereto in accordance with this Section 5(A). For purposes of this Agreement, a “Notice of Termination” shall mean, (i) in the case of a termination of the Executive’s employment by the Company without Cause, a written notice of termination, (ii) in the case of a termination of the Executive’s employment by the Company for Cause, a written notice of termination, which will indicate the conduct set forth in the definition of Cause in Paragraph (B) of Section 1 that the Executive was found to have violated, and (iii) in the case of the Executive terminating his or her employment with the Company, a written or verbal notice of termination; provided, that a Notice of Termination by the Executive in the case of a Constructive Termination shall specify in reasonable detail the event or circumstance constituting the Constructive Termination under Paragraph (F) of Section 1 of this Agreement, and such notice of Constructive Termination must be provided by the Executive to the Company within sixty (60) days of the initial existence of the condition giving rise to the Constructive Termination. Notwithstanding anything to the contrary contained herein, if the Executive engages in conduct that is reasonably believed to be imminently harmful to the Company, the Company may terminate the Executive’s employment by giving the Executive a verbal Notice of Termination, which may be effective immediately, and which shall be effective for purposes of this Agreement.

(B)     "For purposes of this Agreement, a "Notice of Termination" shall mean a written or verbal notice of termination in accordance with Paragraph (A) of Section 5. In the case of a Notice of Termination for Cause, the Notice of Termination will indicate the conduct set forth in the definition of Cause in Paragraph (B) of Section 1 that the Executive was found to have violated."

j.     Section 5(B)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

(ii)     if the Executive's employment is terminated by the Company for any other reason except in the case of a termination for Cause, the date specified in the Notice of Termination;

k.     Section 7(A) of the Agreement is hereby amended by (i) replacing the words "Crawford or Sebastian County, Arkansas" contained therein with the words "Crawford County, Arkansas" and (ii) inserting the following after the last sentence thereof: "The Company shall be entitled, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach of, or to otherwise seek specific performance of the Executive's obligations under, any of the covenants contained in Section 14, 15, or 16 of this Agreement during the pendency of any dispute or controversy arising under or in connection with this Agreement, and the Company shall not be obligated to post bond or other security in seeking such relief."

l.     Section 14 of the Agreement is hereby amended by (i) replacing the phrase "prior to termination" everywhere contained therein with the words "prior to the Date of Termination" and (ii) replacing the words "Executive's termination" contained in the second sentence thereof with the words "Date of Termination."

m.     Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

2.             Effect of Amendment. All of the terms of the Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding, and enforceable obligations of the Company and the Executive.

3.             Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

4.             Governing Law. The validity, interpretation, construction, and performance of this Amendment shall be governed by the internal, substantive laws of the State of Delaware, without giving effect to the law or principles of conflict of laws of any jurisdiction.

5.            Miscellaneous. No provision of the Amendment may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Company specifically designated by the Board.

6.            Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile or electronic counterparts will be effective.

7.             Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth above.

USA TRUCK, INC.

By:	USA Truck

Name:	James Reed

Title:	CEO

JAMES REED

/s/ James D. Reed

Exhibit A

General Release

In exchange for the payments and benefits described in the agreement to which this release is attached (the “Agreement”), Executive, on his own behalf and on behalf of his heirs, executors, administrators, assigns and successors, does hereby covenant not to sue and acknowledges full and complete satisfaction of and hereby releases, absolves and discharges the Company and its Affiliates and their successors and assigns, parents, subsidiaries and affiliates, past and present, as well as their trustees, directors, officers, agents, attorneys, insurers, stockholders and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, wages, vacation pay, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Executive now owns or holds or has at any time heretofore owned or held as against said Releasees, or any of them, arising out of or in any way connected with his employment or other relationships with the Company or its Affiliates, or his separation from any such employment or other relationships (collectively, “Released Claims”), including specifically, but without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended by the Older Worker’s Benefit Protection Act (“ADEA”), the federal Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, or any other employment related federal, state or local law, regulation or ordinance; provided, however, that the foregoing release will not include or affect (and the following are expressly excluded from any Released Claims): (i) Executive’s rights under the Agreement; (ii) Executive’s rights to file claims for workers’ compensation or unemployment insurance benefits, (iii) Executive’s regular and usual salary accrued prior to the Separation Date, accrued but unused vacation through the Separation Date, COBRA continuation coverage and life insurance conversion rights, if any, and (iv) Executive’s rights to provide information, assist or participate in any investigation, proceedings, or litigation concerning any administrative claim with any government agency under any applicable law that protects such rights, or to file such a claim. This General Release does not (i) limit Executive's ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (iii) limit Executive’s right to receive an award for information provided to any Government Agencies.

Executive acknowledges that the non-disparagement and confidentiality provisions contained in the Agreement infringe on Executive’s rights described in the foregoing sentence, and Executive agrees that he is aware of and has consented to such infringement. Furthermore, notwithstanding the foregoing release, Executive will continue to be entitled to all of his respective statutory rights to indemnification, including, without limitation, indemnification pursuant to the Company’s organizational documents, insurance policies or under applicable law to the same extent Executive would have had the right to be indemnified absent this release.

Executive acknowledges that he is waiving and releasing any rights he may have under the ADEA and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date (as hereinafter defined) of the Agreement. Executive acknowledges that the consideration given for the Agreement is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing that:

(a)     He should consult with an attorney prior to executing the Agreement;

(b)     He has at least twenty-one (21) days within which to consider the Agreement, but if he wishes to sign the Agreement earlier, he may do so by signing the Acknowledgment and Waiver of the 21-day consideration period in the form attached as Exhibit B to the Agreement;

(c)     He has seven (7) days following his execution of the Agreement to revoke the Agreement;

(d)     This Agreement will not be effective until the eighth day after Executive executes and does not revoke the Agreement (the “Effective Date”); and

(e)     Nothing in the Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. Any revocation must be in writing and hand delivered to the Company by close of business on or before the seventh day from the date that Executive signs the Agreement. In the event that Executive exercises his right of revocation, neither Executive nor any member of the Company or its Affiliates will have any further rights or obligations under the Agreement.

Executive represents and warrants that he has no present knowledge of any injury, illness or disease to him that is or might be compensable as a workers’ compensation claim or similar claim for workplace injuries, illnesses or diseases.

Terms used herein and not otherwise defined will have the meanings set forth in the Agreement to which this Release was attached.

[Signature page follows]

Intending to be legally bound, I have signed this General Release as of the date written below.

Signature:	/s/ James D. Reed
James Reed

Date Signed:
1-31-17